UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2018

Ominto, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37639	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 362-2393

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2017, the Board of Directors (the “Board”) of Ominto, Inc., a Nevada corporation (the “Company”) terminated Raoul Quijada as Chief Financial Officer of the Company and appointed Jim Spielman to serve as Chief Financial Officer of the Company, effective immediately.

Prior to joining the Company, Mr. Spielman served as the Managing Partner of Sympheron Capital LLC, a boutique M&A advisory and private capital raising service firm he founded, since January of 2012. Prior to Sympheron, Mr. Spielman served as the CFO of Intelligent InSites, a private, VC-backed healthcare SaaS (Software-as-a-Service). Prior to InSites, Mr. Spielman was an M&A and corporate finance investment banker with Houlihan Lokey’s Global Energy Investment Banking Group and Bank of America Securities’ Global Healthcare Investment Banking Group in New York. Earlier in his career, Mr. Spielman spent 10 years in senior corporate financial reporting, planning & analysis roles with Western Digital (Nasdaq: WDC), Buy.com, which was later acquired by Rakuten, Inc. and Health Care Property Investors (NYSE: HCP). Mr. Spielman started his career as an audit CPA with Arthur Andersen in California specializing in software, e-commerce, digital media, and internet services. He earned his BS in Accounting (Cum Laude) from Minnesota State University and an MBA in Finance from UCLA’s Anderson School of Management.

Mr. Spielman will be paid a base salary of $250,000 per annum, will be reimbursed for certain expenses in connection with his appointment and will be eligible to receive a discretionary bonus of $50,000 upon the achievement of certain performance milestones. The Company will also grant Mr. Spielman a total of 250,000 options to purchase shares of the Company’s common stock under the Company’s 2017 Omnibus Equity Compensation Plan, which shall vest over 4 years. Other than the foregoing, there are no arrangements or understandings between Mr. Spielman and any person pursuant to which Mr. Spielman was appointed to serve as Chief Financial Officer, and there are no actual or proposed transactions between Mr. Spielman or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as Chief Financial Officer.

Mr. Spielman does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

Item 8.01	Other Events.

On February 13, the Company issued a press release announcing the appointment of Mr. Spielman. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.
Date: February 13, 2018
	By:	/s/ Michael Hansen
Name: Michael Hansen
Title: Chief Executive Officer

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